SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

Webster Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 465-4364

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 23, 2009, Webster Financial Corporation (“Webster”) announced that in connection with its exchange offer for its 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock and the 7.65% Fixed to Floating Rate Trust Preferred Securities of Webster Capital Trust IV, guaranteed by Webster (the “Trust Preferred Securities”), Webster has determined that, for each $1,000 liquidation amount of Trust Preferred Securities accepted for exchange, 82.0755 shares of common stock will be issued, and a cash payment equal to accrued distributions, in respect of the Trust Preferred Securities from the last payment date to, but not including, the settlement date, will be paid.

A copy of the press release announcing the Trust Preferred Securities exchange ratio is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated June 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: June 23, 2009.	By:	/s/ Douglas O. Hart
	Name:	Douglas O. Hart
	Title:	Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 23, 2009.